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                                                                     EXHIBIT 1.1



                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                           (an Ohio corporation); and

                       DDR PASS-THROUGH ASSET TRUST 1997-1
                               (a New York trust)

         7.125 % Pass-Through Asset Trust Securities Due March 15, 2002

                               PURCHASE AGREEMENT
                               ------------------

                                                      Dated as of March 20, 1997

UBS Securities LLC
c/o Union Bank of Switzerland
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

                  DDR Pass-Through Asset Trust 1997-1 (the "Trust"), a trust organized under the laws of the State of New York, confirms its agreement with UBS Securities LLC (hereinafter, "you" or the "Initial Purchaser") to issue and sell to you $75,000,000 aggregate principal amount of 7.125% Pass-Through Asset Trust Securities Due March 15, 2002 (collectively, "PATS" or the "Certificates"), each such Certificate representing a fractional undivided beneficial interest in the Trust, and Developers Diversified Realty Corporation (the "Company") confirms its agreement with you and the Trust with respect to the issue and sale by the Company and the purchase by the Trust, on the terms set forth herein, of $75,000,000 aggregate principal amount of 7.125 % Notes due March 15, 2012 (the "Notes" and, together with the Certificates, the "Securities") of the Company. The Notes will be the principal asset of the Trust.

                  The Certificates will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption from the registration requirements of the Act. In connection with the sale of the Certificates, the Company has prepared a final offering circular dated March 20, 1997 (the "Certificates Offering Circular"), setting forth certain information concerning the Trust, the Company, the Certificates and the Notes. In connection with the sale of the Notes, the Company has prepared a final offering circular dated March 20, 1997 (the "Notes Offering Circular" and, together with the Certificates Offering Circular, the "Offering Circulars"), setting forth certain information concerning the Company and the Notes. The Company hereby confirms that it has authorized the use of the Offering Circulars in connection with the offer and sale of the Securities. Unless stated to the contrary, all references herein to the Offering Circulars are to the Offering Circulars as of the date hereof and are not meant to include any amendment or supplement thereto subsequent to the date hereof.


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                  The Trust understands that the Initial Purchaser proposes to make offerings ("Exempt Resales") of the Certificates only on the terms and in the manner set forth in the Certificates Offering Circular and Section 3 hereof. as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered only to persons in the United States whom the Initial Purchaser reasonably believes to be .1 qualified institutional buyers" ("QlBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A.

                  When used herein in reference to the Trust and the Trustee, the term "Operative Documents" shall refer collectively to this Agreement, the Certificates, the Confirmation (the "Trust Call Option") to be dated as of March 25, 1997 between the Trust and Union Bank of Switzerland, London branch (the "Callholder") and the Trust Agreement (the "Trust Agreement") to be dated as of March 20, 1997 between the Company and National City Bank, as trustee (the "Trustee"). When used herein in reference to the Company, the term Operative Documents shall refer to this Agreement, the Notes, the Indenture, dated as of May 1, 1994, as supplemented by the first supplement to the Indenture dated May 10, 1995, (as supplemented, the "Indenture"), between the Company and National City Bank, as Trustee (the "Indenture Trustee"), the Trust Agreement, the Calculation Agency Agreement dated as of March 25, 1997 between the Company and the Initial Purchaser (the "Calculation Agency Agreement") and the Confirmation (the "Company Call Option") dated as of March 25, 1997 between the Company and the Callholder.

         1. The Company represents and warrants to, and agrees with the Trustee and the Initial Purchaser that:

                  (a) The Offering Circulars have been prepared in connection with the offering of the Certificates and the Notes. Any reference to the Offering Circulars shall be deemed to refer to and include all information incorporated by reference therein and any Additional Issuer Information (as defined in Section 5(e)) furnished by the Company prior to the completion of the distribution of the Certificates. The Offering Circulars and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply with regard to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser, which the parties hereto acknowledge is solely the information set forth on Schedule A attached hereto;

                  (b) The consolidated historical financial statements, together with related schedules and notes, included or incorporated by reference in the Offering Circulars (and any amendment or supplement thereto), present fairly the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the result-s of their operations and their cash flows for the respective periods indicated in accordance with generally accepted accounting principles consistently applied throughout such periods; and there has been no material adverse change not in the ordinary course of business in the

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         consolidated financial position of the Company since December 31, 1996, except as disclosed in the Offering Circular;

                  (c) The Company is a company duly incorporated and validly existing under the laws of the State of Ohio, and the Company has full corporate power and authority to conduct its business in each jurisdiction where it carries on business;

                  (d) The Trust has been duly created and is validly existing as a trust under the laws of the State of New York; based on the advice of counsel, the Trust is not classified for United States federal income tax purposes as an association taxable as a corporation;

                  (e) The issue of the Notes and the performance of the obligations assumed thereunder by the Company and the performance of the obligations assumed by the Company under the Operative Documents have been duly authorized by the Company and, upon due execution, issue, authentication and delivery, the same will constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement to the laws of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors rights and to general equity principles and except that rights to indemnity under this Agreement may be limited;

                  (f) The execution and delivery of the Operative Documents to be executed by the Company and the issue and sale of the Notes and the performance of the obligations assumed under, and the terms of, such Operative Documents are not contrary to the provisions of the Articles of Incorporation or Code of Regulations of the Company and will not result in any breach of the terms of, or constitute a default under, any instrument, deed, indenture, mortgage, bond or agreement to which the Company is a party or by which it or its property is bound and will not, to the best of the Company's knowledge, infringe or constitute a default under any laws or regulations of any governmental or regulatory body having jurisdiction over the Company;

                  (g) The issue of the Certificates by the Trust and the performance of the obligations assumed by the Trust under the Operative Documents have been duly authorized by the Trust and upon due execution, issue and delivery and payment therefor in accordance with the terms hereof, the Certificates will constitute valid, fully paid and non-assessable undivided beneficial interests in the Trust;

                  (h) Assuming the accuracy of the representations and warranties and the performance or observance of the covenants of the Initial Purchaser contained herein, all consents and approvals of any court, government department or other regulatory body required by the Company for the execution and delivery of the Operative Documents and the issue and sale of the Notes and the Certificates

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         and the performance of the obligations assumed under the terms of the
         Notes, the Certificates and the Operative Documents have been obtained and are in full force and effect; provided, that this representation and warranty shall not apply to state securities or Blue Sky laws;

                  (i) No event has occurred in relation to the Company which would constitute (after the issue of the Notes) an Event of Default under the Notes or which with the giving of notice or lapse of time or other condition would (after the issue of the Notes) constitute such an Event of Default;

                  (j) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes or the Certificates) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

                  (k) When the Certificates are issued and delivered pursuant to this Agreement, the Certificates will not be of the same class (within the meaning of Rule 144A) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

                  (l) Neither the Company, nor any affiliate of the Company, nor any person acting on its or their behalf (other than the Initial Purchaser, as to which the Company makes no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act.

         1A.      The Trustee represents and warrants to, and agrees with, the
Company and the Initial Purchaser that:

                  (a) The execution and delivery of the Operative Documents to be executed by the Trustee and the performance of its obligations thereunder have been duly authorized by all necessary corporate action of the Trustee and each of such Operative Documents has been duly authorized, executed and delivered by the Trustee;

                  (b) The Operative Documents executed by the Trustee constitute valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights or general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (c) The execution, delivery or performance by the Trustee of the applicable Operative Documents do not require any consent, approval or

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         authorization of, or any registration or filing with, any Ohio or
         United States federal court or governmental agency or body; and

                  (d) The Trust is not a party to any documents or instruments other than the Operative Documents and the execution and delivery by the Trustee and the performance by the Trustee of the obligations assumed under, and the terms of the Operative Documents will not infringe or constitute a default under any laws or regulations of any governmental or regulatory body having jurisdiction over the Trustee.

         2. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions herein set forth, (a) the Trust agrees to (i) issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Trust, at a purchase price of
99.53 % plus accrued interest, if any, $75,000,000 principal amount of Certificates and (ii) issue and sell to the Callholder, in exchange for the sum of $1,354,500 to be received from the Callholder, the Trust Call Option in accordance with the terms thereof and (b) the Company agrees to (i) issue and sell to the Trust at a purchase price of 101.336% plus accrued interest, if any, $75,000,000 principal amount of the Notes, (ii) issue and sell to the Callholder the Company Call Option in exchange for the sum of $75,000 to be received from the Callholder and (iii) pay to the Initial Purchaser a placement fee of 0.50% of the aggregate principal amount of the Certificates for placing the Certificates (the "Placement Fee").

         3. (a) The Initial Purchaser hereby represents and warrants to, and agrees with the Trust and the Company that the Initial Purchaser (i) is a QIB; (ii) has not and will not, and no affiliate of the Initial Purchaser or any person acting on its or their behalf has or will, solicit offers for, or offer or sell, the Certificates by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (iii) will solicit offers for the Certificates only from, and will offer, sell or deliver the Certificates, as part of their initial offering, only to persons in the United States whom the Initial Purchaser reasonably believes to be QlBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A.

                  (b)      [Reserved]

                  (c) The Initial Purchaser represents and warrants to and agrees with the Trust and the Company that it shall, unless prohibited by applicable law, furnish to each person to whom it offers or sells Certificates a copy of the Offering Circular and that neither it, its affiliates nor any person acting on its or their behalf shall give any information or make any representation not contained in the Offering Circulars in connection with the offer and sale of the Certificates.

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                  (d) The Initial Purchaser represents and warrants to and
         agrees with the Company and the Trust that neither it, any of its affiliates nor any person acting on its or their behalf has entered into nor will enter into any contractual arrangement with respect to the offer or sale of the Certificates except with a person from whom it has obtained the representations contained in, and such person's agreement to comply with, the provisions of Sections 3(a) and 3(c);

         4. (a) The Certificates to be purchased by the Initial Purchaser hereunder will be represented by one or more global Certificates in book-entry form which will be deposited by or on behalf of the Trust with The Depository Trust Company ("DTC") or its designated custodian. The Trust will deliver the Certificates to the Initial Purchaser against payment by or on behalf of such Initial Purchaser of the purchase price therefor by electronic transfer to the order of the Trust in Federal (same day) funds ("Wire Transfer"), by causing DTC to credit the Certificates to the account of the Initial Purchaser at DTC. The Company will cause the certificates representing the Certificates to be made available to the Initial Purchaser for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on March 25, 1997 or such other time and date as the Initial Purchaser, the Trust and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

                  (b) The Notes to be purchased by the Trust hereunder will be represented by a definitive Note registered in the name of the Trust. The Company will deliver such Note to the Trust against payment by wire transfer in Federal (same day) funds of the purchase price therefor. The Company will cause the certificates' representing the Notes to be made available to the Trustee for checking at least twenty-four hours prior to the Time of Delivery. Simultaneously with the purchase by the Trust of the Notes, the Company will pay to the Initial Purchaser by wire transfer in Federal (same day) funds the Placement Fee.

                  (c) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the Notes and the cross-receipts for the Certificates and the Notes and any additional documents requested by the Initial Purchaser pursuant to Section 7(a) hereof, will be delivered at such time and date at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP (the "Closing Location"). The Certificates will be delivered at the Designated Office at the Time of Delivery.

         5. The Company (and, where specified, the Trustee) agrees with the Initial Purchaser:

                  (a) To prepare the Offering Circulars in a form approved by you; before amending or supplementing the Offering Circulars, to furnish the Initial Purchaser a copy of such proposed amendment or supplement;

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                  (b) To cooperate with the Initial Purchaser and counsel to the
         Initial Purchaser to qualify the Certificates for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the Exempt Resales, provided that in connection therewith the Company shall not be required to register or qualify as a foreign corporation, or to take any action that would subject it to taxation or service of process in any jurisdiction;

                  (c) Prior to 10:00 a.m., New York City time, on the New York Business Day (as defined below) next succeeding the date of this Agreement and from time to time, to furnish the Initial Purchaser, in New York City, with copies of the Offering Circulars in New York City and each amendment or supplement thereto, together with any independent accountants' report contained in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report, signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the consummation of any Exempt Resale, any event shall have occurred as a result of which the Offering Circulars as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circulars are delivered, not misleading, or, if for any other reason it shall be necessary, during such same period to amend or supplement the Offering Circulars, to notify you and upon your request to prepare and furnish without charge to the Initial Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of the amended Offering Circulars or supplement to the Offering Circulars which will correct such statement or omission or effect such compliance. For the purposes of t@is Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close;

                  (d) The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Certificates or any substantially similar security issued by the Trust, within six months subsequent to the date on which the distribution of the Certificates has been completed (as notified to the Company by the Initial Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Certificates in the United States contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

                  (e) At any time when the Trust is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of any holder of Certificates ("Certificateholder"), the Trustee shall promptly furnish to such Certificateholder or to a prospective purchaser of a Certificate designated by such Certificateholder,

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         as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("Additional Issuer Information") in order to permit compliance by such Certificateholder with Rule 144A in connection with the resale of such Certificate by such Certificateholder. The Company will provide the Trustee, in a timely manner, the information required to be delivered by the Trust by this subsection (e); and

                  (f) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Certificates which constitute "restricted securities" under Rule 144 that have been reacquired by any of them except pursuant to an effective registration statement under the Act.

         6. The Company covenants and agrees with the Initial Purchaser that the Company will pay or cause to be paid all expenses incident to the performance of the Trust's and the Company's obligations under this Agreement, including the following: (i) the fees, disbursements and expenses of the Company's and the Trust's counsel and accountants in connection with the issue of the Certificates and the Notes and all other expenses in connection with the preparation, printing and filing of the Offering Circulars and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchaser and dealers; (ii) all expenses in connection with the qualification of the Certificates for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such qualification, except as otherwise provided below; (iii) any fees charged by securities rating services for rating the Certificates or the Notes; (iv) the cost of printing the Certificates and the Notes; (v) the fees and expenses of the Trustee and the Indenture Trustee and any agent of the Trustee and the Indenture Trustee and the reasonable fees and disbursements of counsel for the Trustee and the Indenture Trustee in connection with the Operative Documents; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Initial Purchaser will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Certificates by them, costs associated with the Blue Sky and legal investment surveys and any advertising expenses connected with any offers they may make.

         7. The obligations of the Initial Purchaser to purchase the Certificates and the Call Option pursuant to Section 2 hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Trust and the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Trust and the Company shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) You shall have received from your counsel, Skadden, Arps, Slate, Meagher & Flom, LLP, such opinion or opinions, dated the Time of Delivery, with respect to the issuance and sale of the Certificates and the Notes and other related matters as you may reasonably require, and the Company shall have

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         furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (b) There shall have been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Offering Circulars; and you shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect.

                  (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading of, nor shall any notice have been given of any review with a negative implication with respect to, the rating accorded any of the Company's securities by any of Standard & Poor's Corporation or Moody's Investors Service, Inc.

                  (d) You shall have received on the Closing Date the favorable opinion of Baker & Hostetler LLP, counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company and each of its significant
                  subsidiaries (as defined in Rule 405 under the Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of its incorporation or formation, as the case may be, and is duly qualified to transact business and is in good standing or in full force and effect, as the case may be, in each jurisdiction in which it owns real property, except where the failure to qualify and be in good standing or full force and effect would not have a material adverse effect on the condition of the Company its subsidiaries and entities in which they own interests, taken as, a whole;

                           (ii) Each of the Operative Documents of the Company
                  (other than this Agreement and the Notes) have been duly authorized, executed and delivered by the Company and are valid and binding instruments enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (iii) the Notes, when duly executed by the Company
                  and authenticated by the Indenture Trustee and delivered to and paid for by the Trust pursuant to this Agreement, will be valid and binding obligations of the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

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




                          (iv) This Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (v) No authorization, consent or approval of, or
                  registration or filing with, any governmental or public body or regulatory authority is required on the part of the Company for the issuance of the Notes in accordance with the Indenture or the sale of the Notes in accordance with the Purchase Agreement, other than compliance with the securities or Blue Sky laws of various jurisdictions; and

                           (vi) The execution and delivery of the Operative
                  Documents of the Company, the issuance of the Notes and Certificates in accordance with the Indenture and Trust Agreement respectively, and the sale of the Securities in accordance with the Purchase Agreement will not result in any violation by the Company of any of the terms or provisions of the Articles of Incorporation or Code of Regulations of the Company or of any indenture, mortgage or other agreement or instrument known to such counsel, by which the Company is bound (except, with respect to such indentures, mortgages, agreements and instruments, for violations which would not have a material adverse effect on the Company, its subsidiaries and entities in which they own interests, taken as a whole).

                           In addition, such counsel shall state that he has
                  participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, and representatives of the Initial Purchaser and its counsel at which conferences the contents of the Offering Circulars and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circulars, or any amendment thereof or supplement thereto, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and representatives of the Company), no facts have come to the attention of such counsel which would lead such counsel to believe that the Offering Circulars or any amendment or supplement thereto at any time from the date thereof through the Time of Delivery, contained any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to financial, statistical and accounting data included in the Offering Circulars).

                  (e) You shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to you, from Price Waterhouse L.L.P., independent accountants, containing statements and information of the type

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



         ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Offering Circulars.

                  (f) Counsel to the Trustee shall have furnished to you and the Company its written opinion, dated the Time of Delivery, in form and substance satisfactory to you and the Company, to the effect that:

                           (i) The Trustee is a national banking association
                  duly organized and validly existing under the laws of the United States of America.

                           (ii) The Trustee has the full power and authority to
                  accept the office of Trustee under the Trust Agreement and to perform its obligations thereunder.

                           (iii) The execution and delivery of the Operative
                  Documents to be executed by the Trustee and the performance of its obligations thereunder have been duly authorized by all necessary corporate action of the Trustee and each of such Operative Documents has been duly authorized, executed and delivered by the Trustee.

                           (iv) The Trust Agreement, the Certificates and the
                  Trust Call Option constitute valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights or general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                           (v) The execution, delivery or performance by the
                  Trustee of its obligations under the applicable Operative Documents do not require any consent, approval or authorization of, or any registration or filing with, any Ohio or United States governmental agency or body having jurisdiction over the banking or trust powers of the Trustee.

                           (vi) Each of the Certificates has been duly
                  authenticated by the Trustee upon the order of the Company.

                  As to matters of fact, such counsel listed in subsections (a),
         (d) and (f) above may rely to the extent such counsel deems proper, on certificates of responsible officers and other representatives of the Company and its subsidiaries, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries. In addition, the opinion in subsection (d) and (f) above may be limited to matters of United States federal and Ohio law.

                  (g) The Trust shall have delivered the Trust Call Option to the Callholder.

                  (h) The Company shall have delivered the Company Call Option to the Initial Purchaser.

         8. The Company agrees to indemnify and hold harmless the Trustee and the Initial Purchaser and each person, if any, who controls the Trustee and the Initial Purchaser within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Circulars (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements, in the light of the circumstances under which they were made, not misleading, except, with respect to the Initial Purchaser, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by the Initial Purchaser expressly for use therein.

                  The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors and its officers and any person controlling the Company to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished in writing by such Initial Purchaser expressly for use in the Offering Circulars which is set forth in Schedule A hereto.

         The Initial Purchaser agrees to indemnify and hold harmless the Trustee and the Company, each director and officer of the Trustee and the Company and each person, if any, who controls (within the meaning of Section 15 of the Securities Act) the Trustee or the Company against any and all losses, claims, damages, liabilities, expenses, actions and demands to which they or any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim, action or demand) under the law of any jurisdiction or which may be made against them arising out of, or in connection with actions or omissions of the Initial Purchaser, or any person, if any who controls (within the meaning of Section 15 of the Securities Act) the Initial Purchaser, its affiliates or persons acting on their behalf or their respective officers and directors, which are inconsistent with any applicable restrictions on offers and sales of the Certificates (including, without limitation, their obligations hereunder).

                  In case any claim, demand, action or proceeding (including any governmental investigation) shall be brought or instituted involving any person in respect of which indemnity may be sought pursuant to either of the three preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8, unless the indemnifying party is materially prejudiced as a result of such failure to notify) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel related to the proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention OF such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to employ counsel satisfactory to the indemnified party pursuant to the next preceding sentence. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties. Such finn shall be designated in writing by the Initial Purchaser in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify to the extent provided in this Section 8 the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The Company shall not be responsible for the failure of the Initial Purchaser or any person acting on its behalf to comply with any applicable restrictions on offers and sales of the Certificates nor shall the Company have any obligation to indemnify the Initial Purchaser, or any person, if any, who controls within the meaning of Section 15 of the Securities Act the Initial Purchaser, and their respective directors and officers, from any losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), arising out of or resulting from the failure of the Initial Purchaser, such person or such directors and officers to comply with any applicable restrictions on offers and sales of the Certificates.

         9. (a) This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to the Time of Delivery, if (a) prior to the Time of Delivery (i) trading in securities on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) trading in any securities of the Company shall have been suspended on any national securities exchange in the United States or in any over-the-counter market in the United States, (iii) a general moratorium on banking activities in New York shall have been declared by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in the financial markets or other calamity or crisis, any of which is material and adverse or (v) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects or properties of the Company and its subsidiaries considered as one enterprise, not arising in the ordinary course of business and (b) in the case of any of the events specified in clauses
         (a)(i) through (iv), such event either singly or together make it, in your reasonable judgment, impracticable to market the Certificates.

                  (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections I and 8 shall survive such termination and remain in full force and effect.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Trust, the Company and the Initial Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchaser or any controlling person of the Initial Purchaser, or the Trust, or the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Certificates.

                  The parties hereto agree that the Trustee shall have no personal liability hereunder and the liability of the Trustee shall under all circumstances be limited to' the Trust Assets (as defined in the Trust Agreement).

         11. If, as a result of a breach by the Company, the Certificates are not, delivered by or on behalf of the Trust or the Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Initial Purchaser for all out-of-pocket expenses approved in writing by the Initial Purchaser, including fees and disbursements of counsel, reasonably incurred by the Initial Purchaser in making preparations for the purchase, sale and delivery of the Certificates, but the Company shall then be under no further liability to the Initial Purchaser except as provided in Sections 6 and 9 hereof.

         12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchaser shall be delivered or sent by mail, telex or facsimile transmission to you at 299 Park Avenue, New York, New York 10171, Attention: Mr. Richard Messina; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company at 34555 Chagrin Boulevard, Moreland Hills, Ohio 44022, Attention: Joan U. Allgood, Vice President and General Counsel; and if to the Trust, to the Trustee at 629 Euclid Avenue, Suite 635, Corporate Trust Division, Cleveland, Ohio 44114, Attention:
Corporate Trust Administration. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchaser, the Trust, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or the Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have-any right under or by virtue of this Agreement. No purchaser of any of the Certificates from the Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         14. Each of the Trust and the Company irrevocably (i) agrees that any legal suit, action or proceeding against it brought by the Initial Purchaser or by any person who controls the Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the jurisdiction of such courts in any such suit, action or proceeding.

         15. Time shall be of the essence of this Agreement.

         16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to choice of law or conflicts of laws principles.

         17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you, the Trust and the Company as of the date above written.

                                     Very truly yours,

                                    DEVELOPERS DIVERSIFIED REALTY
                                    CORPORATION

                                    By:_______________________________________
                                             Name:
                                             Title:

                                    DDR Pass-Through Asset Trust 1997-1

                                    By:      NATIONAL CITY BANK, not in its
                                             individual capacity but solely as
                                             Trustee

                                    By:_______________________________________
                                             Name:
                                             Title:

Accepted as of the date hereof:

UBS SECURITIES LLC

By:_______________________________
         Name:
         Title: